Exhibit 10.3

STOCKHOLDER AGREEMENT

THIS STOCKHOLDER AGREEMENT (this “Agreement”) is made and entered into as of June 18, 2021, by and among LiveVox Holdings, Inc., a Delaware corporation, formerly Crescent Acquisition Corp (the “Company”), CFI Sponsor LLC, a Delaware limited liability company (“Crescent”) and each of the Persons identified on the signature pages hereto under the heading “Golden Gate Capital” (collectively, “GGC” and together with Crescent, the “Investors”). This Agreement shall become effective (the “Effective Date”) upon the consummation of the transactions (the “Closing”) contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 13, 2021, by and among the Company, Function Acquisition I Corp, a Delaware corporation, Function Acquisition II LLC, a Delaware limited liability company, LiveVox Holdings, Inc., a Delaware corporation, and GGC Services Holdco, Inc., a Delaware corporation, solely in its capacity as the representative, agent and attorney-in-fact of the Company Stockholder (as defined in the Merger Agreement). Each of the Company, GGC and Crescent may be referred to in this Agreement as a “Party” and collectively as the “Parties”.

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Investors are acquiring a significant portion of the Company’s issued and outstanding common stock (the “Common Stock”);

WHEREAS, in consideration of the Investors’ and their Affiliates’ participation in the transactions contemplated by the Merger Agreement, the Company has agreed to permit certain of the Investors to designate Persons for nomination for election to the board of directors of the Company (the “Board”) at and following the Effective Date on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties to this Agreement agrees as follows:

1. Board of Directors.

(a) Initial Composition of the Board. The Company shall, and each of the Investors agree with the Company that they shall, take all Necessary Action to cause the Board as of and immediately after the Closing to be comprised of the following Directors: (w) the Company’s chief executive officer (the “CEO Nominee”), who shall initially be Louis Summe as a Class I Director; (x) five Directors nominated by GGC (each, a “GGC Nominee”), who shall initially be Marcello Pantuliano as a Class I Director, Doug Ceto as a Class II Director, Bernhard Nann as a Class III Director, Stewart Bloom as a Class II Director and Rishi Chandna as a Class III Director; (y) two Directors nominated by Crescent (each, a “Crescent Nominee”), who shall initially be Robert D. Beyer as a Class III Director and Todd M. Purdy as a Class II Director; and (z) three Directors jointly approved by GGC and Crescent who (i) shall fulfill the Company’s board diversity requirements pursuant to California AB 979 by December 31, 2021 and (ii) shall be “independent” as defined under Nasdaq Listing Rule 5605(a)(2) and any applicable law (each, an “Independent Nominee”), who shall initially be Leslie C. G. Campbell as a Class I Director, Susan Morisato as a Class II Director and Kathleen Pai as a Class III Director.

(b) From the Effective Date, GGC shall have the right, but not the obligation, to nominate to the Board a number of designees equal to the product of (x) the Total Number of Directors multiplied by (y) the GGC Ownership Percentage, rounded up to the nearest whole number (e.g., 1 1⁄4 Directors shall equate to 2 Directors); provided, that GGC shall not have the right to nominate any directors at any time the GGC Ownership Percentage is less than 5%; provided, further, that in the event that the GGC Ownership Percentage is less than 50% and rounding to the nearest whole number would result in GGC having the right to nominate over 50% of the Total Number of Directors, GGC shall instead have the right, but not the obligation, to nominate to the Board a number of Nominees equal to the product of (x) the Total Number of Directors multiplied by (y) the GGC Ownership Percentage, rounded down to the nearest whole number. For purposes of calculating the number of directors that GGC is entitled to designate pursuant to the immediately preceding sentence, any such calculations shall be made after taking into account any increase in the Total Number of Directors.

(c) In the event that GGC has nominated less than the total number of designees GGC shall be entitled to nominate pursuant to Section 1(b), GGC shall have the right, at any time, to nominate such additional designees to which it is entitled, in which case, the Company and the Directors shall take all necessary corporation action, to the fullest extent permitted by applicable law (including with respect to fiduciary duties under Delaware law), to (x) enable GGC to nominate and effect the election or appointment of such additional individuals, whether by increasing the size of the Board, or otherwise and (y) to designate such additional individuals nominated by GGC to fill such newly created vacancies or to fill any other existing vacancies.

(d) The Company shall pay all reasonable out-of-pocket expenses incurred by each of the Nominees in connection with the performance of his or her duties as a director and in connection with his or her attendance at any meeting of the Board in accordance with the Company’s policies and procedures.

(e) Certain Defined Terms.

“Affiliate” of any person shall mean any other person controlled by, controlling or under common control with such person; where “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

“Beneficially Own” shall mean that a specified person has or shares the right, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to vote shares of capital stock of the Company.

“Class I,” “Class II” and “Class III” Directors shall have the meanings ascribed in the Company’s Second Amended and Restated Certificate of Incorporation.

“Director” means any member of the Board.

“GGC Ownership Percentage” means, as of any date of determination, the total number of shares of Common Stock Beneficially Owned by GGC and its Affiliates divided by the total number of shares of Common Stock outstanding.

“Necessary Action” means, with respect to any Party and a specified result, all actions (to the extent such actions are not prohibited by applicable law and within such Party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that Company’s directors may have in such capacity) necessary to cause such result, including (a) calling special meetings of stockholders, (b) voting or providing a written consent or proxy, if applicable in each case, with respect to Common Stock, (c) causing the adoption of stockholders’ resolutions and amendments to the Organizational Documents, (d) executing agreements and instruments, (e) making, or causing to be made, with governmental entities, all filings, registrations or similar actions that are required to achieve such result, and (f) nominating certain Persons for election to the Board in connection with the annual or special meeting of stockholders of Company.

“Nominees” means the CEO Nominee, the GGC Nominees, the Crescent Nominees and the Independent Nominees, collectively.

“Person” means an individual, a sole proprietorship, a corporation, a partnership, limited liability company, a limited partnership, a joint venture, an association, a trust, or any other entity or organization, including a government or a political subdivision, agency or instrumentality thereof.

“Total Number of Directors” means the total number of Directors comprising the Board.

(f) No Nominee nominated in accordance with this Agreement shall be required to resign prior to the end of the then current term for such Nominee regardless of whether the Person(s) nominating such Nominee are entitled to nominate a Nominee at the next election of Directors (including, without limitation, in the case of GGC Nominees because of a reduction in the number of shares of Common Stock that GGC Beneficially Owns).

(g) In the event that any GGC Nominee shall cease to serve for any reason prior to the expiration of such GGC Nominee’s then current term, GGC shall be entitled to designate such person’s successor in accordance with this Agreement (regardless of GGC’s beneficial ownership in the Company at the time of such vacancy) and the Board shall promptly fill the vacancy with such successor nominee; it being understood that any such designee shall serve the remainder of the term of the director whom such designee replaces.

(h) Notwithstanding anything to the contrary, in the event that any Crescent Nominee shall cease to serve (or not commence to serve upon Closing) for any reason prior to the expiration of such Crescent Nominee’s initial term (as determined in accordance with Section 1(a)), Crescent shall be entitled to designate such Crescent Nominee’s successor (regardless of Crescent’s beneficial ownership in the Company at the time of such vacancy) and the Board shall promptly fill the vacancy with such successor nominee; it being understood that any such designee shall serve the remainder of the term of the Crescent Nominee whom such designee replaces.

(i) If a Nominee is not appointed or elected to the Board because of such Person’s death, disability, disqualification, withdrawal as a nominee or for other reason is unavailable or unable to serve on the Board, the Party or Parties that nominated such Nominee shall be entitled to designate promptly another nominee and the director position for which the original Nominee was nominated shall not be filled pending such designation.

(j) So long as any Investor has the right to nominate Nominees under this Agreement or any such Nominee is serving on the Board, the Company shall use its reasonable best efforts to maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to GGC, and the Company’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (each as may be further amended, supplemented or waived in accordance with its terms, the “Organizational Documents”) shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law.

(k) If the size of the Board is expanded, GGC shall be entitled to nominate a number of Nominees to fill the newly created vacancies such that the total number of Nominees serving on the Board following such expansion will be equal to that number of Nominees that GGC would be entitled to nominate in accordance with Section 1(b) if such expansion occurred immediately prior to any meeting of the stockholders of the Company called with respect to the election of members of the Board, and the Board shall appoint such Nominees to the Board.

(l) If at any time the Company is not a “controlled company” and is required by applicable law or the Nasdaq Stock Market LLC (the “Exchange”) listing standards to have a majority of the Board comprised of “independent directors” (subject in each case to any applicable phase-in periods), GGC’s Nominees shall include a number of Persons that qualify as “independent directors” under applicable law and the Exchange listing standards such that, together with any other “independent directors” then serving on the Board that are not Nominees, the Board is comprised of a majority of “independent directors.”

(m) At any time that a Party shall have any nomination rights under this Section 1, the Company shall not take any action, including making or recommending any amendment to the Organizational Documents that could reasonably be expected to adversely affect such Party’s rights under this Agreement, in each case without the prior written consent of such Party.

(n) This agreement shall terminate as to Crescent at the time of the expiration of the term of the Crescent Nominees and where Crescent no longer has a right to designate or nominate a Director pursuant to this Section 1.

2. Company Obligations. The Company agrees to use its reasonable best efforts to ensure that prior to the date that the GGC Ownership Percentage is less than 5%, (i) each Nominee is included in the Board’s slate of nominees to the stockholders (the “Board’s Slate”) for each election of Directors; and (ii) each Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board (each, a

“Director Election Proxy Statement”), and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board. GGC will promptly report to the Company after GGC ceases to Beneficially Own shares of Common Stock representing at least 5% of the total voting power of the then outstanding Common Stock, such that the Company is informed of when this obligation terminates. The calculation of the number of Nominees that GGC is entitled to nominate to the Board’s Slate for any election of directors shall be based on the GGC Ownership Percentage immediately prior to the mailing to stockholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission). Unless GGC notifies the Company otherwise prior to the mailing to stockholders of the Director Election Proxy Statement relating to an election of directors, the Nominees for such election shall be presumed to be the same Nominees currently serving on the Board, and no further action shall be required of GGC for the Board to include such Nominees on the Board’s Slate; provided, that, in the event GGC is no longer entitled to nominate the full number of Nominees then serving on the Board, GGC shall provide advance written notice to the Company, of which currently serving Nominee(s) shall be excluded from the Board Slate, and of any other changes to the list of Nominees. Furthermore, the Company agrees that at any time the Company qualifies as a “controlled company” under the rules of the Exchange the Company will elect to be a “controlled company” for purposes of the Exchange and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. Each of the Company, GGC and Crescent acknowledge and agree that, as of the Effective Date, the Company is a “controlled company.”

3. Committees. From and after the Effective Date hereof until such time as the GGC Ownership Percentage is less than 5% and assuming such designation is permitted by the rules of the Exchange and the charter of the applicable committee, GGC shall have the right to designate a number of members of each committee of the Board equal to the nearest whole number greater than the product obtained by multiplying the GGC Ownership Percentage by the number of positions, including any vacancies, on the applicable committee, provided that any such designee shall be a director and shall be eligible to serve on the applicable committee under applicable law or listing standards of the Exchange, including any applicable independence requirements (subject in each case to any applicable exceptions, including those for “controlled companies,” and any applicable phase-in periods). Any additional members shall be determined by the Board. Nominees designated to serve on a Board committee shall have the right to remain on such committee until the next election of Directors, regardless of the level of the GGC Ownership Percentage following such designation. Unless GGC notifies the Company otherwise prior to the time the Board takes action to change the composition of a Board committee, and to the extent GGC has the requisite GGC Ownership Percentage for GGC to nominate a Board committee member at the time the Board takes action to change the composition of any such Board committee, any Nominee currently designated by GGC to serve on a committee shall be presumed to be re-designated for such committee.

4. Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and GGC, or in the case of a waiver, by the Party against whom the waiver is to be effective; provided that any amendment or waiver to this Agreement that is materially adverse to the rights or obligations of Crescent under this Agreement shall also require the written consent of Crescent. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No Investor shall be obligated to nominate all (or any) of the Nominees it is entitled to nominate pursuant to this Agreement for any election of directors but the failure to do so shall not constitute a waiver of their rights hereunder with respect to future elections; provided, however, that in the event that any Investor fails to nominate all (or any) of the Nominees it is entitled to nominate pursuant to this Agreement prior to the mailing to stockholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), the Nominating and Governance Committee of the Board shall be entitled to nominate individuals in lieu of such Nominees for inclusion in the Board’s Slate and the applicable Director Election Proxy Statement with respect to the election for which such failure occurred and the Investors shall be deemed to have waived their rights hereunder with respect to such election. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

5. Benefit of Parties. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective permitted successors and assigns. An Investor may assign its rights or obligations hereunder only to an Affiliate of such Investor (other than a portfolio company) but only if such Affiliate agrees to become bound by the terms and provisions of this Agreement (including this Section 5) and the Company may not assign any of its rights or obligations hereunder without the prior written consent of the other Parties hereto. Except as otherwise provided in this Section 5 and the rights of the Indemnified Parties in Section 6, nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

6. Indemnification.

(a) The Company shall defend, indemnify and hold harmless each Investor and its respective Affiliates, partners, employees, agents, directors, managers, officers and controlling Persons (collectively, the “Indemnified Parties”) from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages, costs, expenses, or obligations of any kind or nature (whether accrued or fixed, absolute or contingent) in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnified Parties before or after the date of this Agreement (each, an “Action”) arising directly or indirectly out of, or in any way relating to, (i) shares of Common Stock or other equity securities of the Company Beneficially Owned by such Investor or its Affiliates or control or ability to influence the Company or any of its subsidiaries (other than any such Actions (x) to the extent such Actions arise out of any breach of this Agreement by an Indemnified Party or its Affiliates or the breach of any fiduciary or other duty or obligation of such Indemnified Party to its direct or indirect equity holders, creditors or Affiliates or (y) to the extent such Actions are directly caused by such Person’s willful misconduct), (ii) the business, operations, properties, assets or other rights or liabilities of the Company or any of its subsidiaries or (iii) any services provided prior, on or after the date of this

Agreement by any Investor or its Affiliates to the Company or any of its subsidiaries. The Company shall defend at its own cost and expense in respect of any Action which may be brought against the Company and/or its Affiliates and the Indemnified Parties. The Company shall defend at its own cost and expense any and all Actions which may be brought in which the Indemnified Parties may be impleaded with others upon any Action by the Indemnified Parties, except that if such damage shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by any of the Indemnified Parties, then such Indemnified Party shall reimburse the Company for the costs of defense and other costs incurred by the Company in proportion to such Indemnified Party’s culpability as proven. In the event of the assertion against any Indemnified Party of any Action or the commencement of any Action, the Company shall be entitled to participate in such Action and in the investigation of such Action and, after written notice from the Company to such Indemnified Party, to assume the investigation or defense of such Action with counsel of the Company’s choice at the Company’s expense; provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Party. Notwithstanding anything to the contrary contained herein, the Company may retain one firm of counsel to represent all Indemnified Parties in such Action; provided, however, that the Indemnified Party shall have the right to employ a single firm of separate counsel (and any necessary local counsel) and to participate in the defense or investigation of such Action and the Company shall bear the expense of such separate counsel (and local counsel, if applicable), if (x) in the opinion of counsel to the Indemnified Party use of counsel of the Company’s choice could reasonably be expected to give rise to a conflict of interest, (y) the Company shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the assertion of any such Action or (z) the Company shall authorize the Indemnified Party to employ separate counsel at the Company’s expense. The Company further agrees that with respect to any Indemnified Party who is employed, retained or otherwise associated with, or appointed or nominated by, any Investor or any of its Affiliates and who acts or serves as a director, officer, manager, fiduciary, employee, consultant, advisor or agent of, for or to the Company or any of its subsidiaries, that the Company or such subsidiaries, as applicable, shall be primarily liable for all indemnification, reimbursements, advancements or similar payments (the “Indemnity Obligations”) afforded to such Indemnified Party acting in such capacity or capacities on behalf or at the request of the Company, whether the Indemnity Obligations are created by law, organizational or constituent documents, contract (including this Agreement) or otherwise. The Company hereby agrees that in no event shall the Company or any of its subsidiaries have any right or claim against any Investor for contribution or have rights of subrogation against any Investor through an Indemnified Party for any payment made by the Company or any of its subsidiaries with respect to any Indemnity Obligation. In addition, the Company hereby agrees that in the event that any Investor pays or advances an Indemnified Party any expenses with respect to an Indemnity Obligation, the Company will, or will cause its subsidiaries to, as applicable, promptly reimburse such Investor respectively, for such payment or advance upon request; subject to the receipt by the Company of a written undertaking executed by the Indemnified Party and such Investor, as applicable, that makes such payment or advance to repay any such amounts if it shall ultimately be determined by a court of competent jurisdiction that such Indemnified Party was not entitled to be indemnified by the Company. The foregoing right to indemnity shall be in addition to any rights that any Indemnified Party may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by this Section 6, then the Company shall contribute to the amount paid or payable by the Indemnified Party as a result of such Action in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Indemnified Party, as the case may be, on the other hand, as well as any other relevant equitable considerations.

(b) The Company hereby acknowledges that certain of the Indemnified Parties have certain rights to indemnification, advancement of expenses and/or insurance provided by investment funds managed by an Investor and certain of their Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees with respect to any indemnification, hold harmless obligation, expense advancement or reimbursement provision or any other similar obligation whether pursuant to or with respect to this Agreement, the organizational documents of the Company or any of its subsidiaries or any other agreement, as applicable, (i) that the Company and its subsidiaries are the indemnitor of first resort (i.e., their obligations to the Indemnified Parties are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for claims, expenses or obligations arising out of the same or similar facts and circumstances suffered by any Indemnified Party are secondary), (ii) that the Company shall be required to advance the full amount of expenses incurred by any Indemnified Party and shall be liable for the full amount of all expenses, liabilities, obligations, judgments, penalties, fines, and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement, the organizational documents of the Company or any of its subsidiaries or any other agreement, as applicable, without regard to any rights any Indemnified Party may have against the Fund Indemnitors, and (iii) that the Company, on behalf of itself and each of its subsidiaries, irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all Actions against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any Indemnified Party with respect to any Action for which any Indemnified Party has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of any Indemnified Party against the Company. The Company agrees that the Fund Indemnitors are express third-party beneficiaries of the terms of this Section 6(b).

7. Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

8. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

9. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the Parties in any federal court located in the State of Delaware or any Delaware state court, and each of the Parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each of the Parties agrees that service of process upon such Party at the address referred to in Section 17, together with written notice of such service to such Party, shall be deemed effective service of process upon such Party.

10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

11. Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral among the Parties with respect to the subject matter hereof.

12. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by each of the other Parties. An executed copy or counterpart hereof delivered by facsimile or email shall be deemed an original instrument.

13. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

14. Further Assurances. Each of the Parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

15. Specific Performance. Each of the Parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

16. Survival. The provisions of Sections 7 through 17 of this Agreement shall survive the termination or expiration, for any reason, of this Agreement.

17. Notices. All notices, requests and other communications to any Party or to the Company shall be in writing (including facsimile or similar writing) and shall be given,

If to the Company:

LiveVox Holdings, Inc.

450 Sansome Street, 9th Floor

San Francisco CA 94111

Attention:    Mark Mallah

E-mail:        MMallah@livevox.com

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

555 California Street, Suite 2900

San Francisco, CA 94104

Attention: Matthew Goulding, P.C.; Monica J. Shilling, P.C.

Facsimile: (415) 453-1500

Email:    matthew.goulding@kirkland.com

monica.shilling@kirkland.com

If to any GGC or any GGC Nominee:

Golden Gate Private Equity, Inc.

One Embarcadero Center, Suite 3900

San Francisco, CA 94111

Attention: Stephen D. Oetgen and Rishi Chandna

E-mail: rchandna@goldengatecap.com

 soetgen@goldengatecap.com

 legal@goldengatecap.com

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

555 California Street, Suite 2900

San Francisco, CA 94104

Attention: Matthew Goulding, P.C.; Monica J. Shilling, P.C.

Facsimile: (415) 453-1500

Email:    matthew.goulding@kirkland.com

monica.shilling@kirkland.com

If to any Crescent or any Crescent Nominee:

CFI Sponsor LLC

11100 Santa Monica Blvd., Suite 2000

Los Angeles, CA 90025

Attention:    George Hawley

Email:          george.hawley@crescentcap.com

With a copy (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite #1400

Palo Alto, CA 94301

Attention: Michael J. Mies

E-mail:     michael.mies@skadden.com

or to such other address or facsimile number as such Party or the Company may hereafter specify for the purpose by notice to the other Parties and the Company. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 17 during regular business hours.

*                *                 *                *                *

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

LIVEVOX HOLDINGS, INC.

By:	/s/ Louis Summe
Name:	Louis Summe
Title:	President

CRESCENT

CFI SPONSOR LLC a Delaware limited liability company

By: Crescent Capital Group Holdings LP, its Member

By:	/s/ George P. Hawley
Name: George P. Hawley
Title: General Counsel and Secretary

By: Beyer Family Interests LLC, its Member

By:	/s/ Robert D. Beyer
Name: Robert D. Beyer
Title: Its Manager

By: TSJD Family LLC

By:	/s/ Todd M. Purdy
Name: Todd M. Purdy
Title: Manager

GOLDEN GATE CAPITAL

GOLDEN GATE CAPITAL OPPORTUNITY FUND, L.P.

By: GGC Opportunity Fund Management, L.P.
Its: General Partner

By: GGC Opportunity Fund Management, GP, Ltd.
Its: General Partner

By:	/s/ David C. Dominik

Name:	David C. Dominik
Title:	Director

GOLDEN GATE CAPITAL OPPORTUNITY FUND-A, L.P.

By: GGC Opportunity Fund Management, L.P.
Its: General Partner

By: GGC Opportunity Fund Management, GP, Ltd.
Its: General Partner

By:	/s/ David C. Dominik

Name:	David C. Dominik
Title:	Director

GGCOF EXECUTIVE CO-INVEST, L.P.

By: GGCOF Co-Invest Management, L.P.
Its: General Partner

By: GGC Opportunity Fund Management, L.P.
Its: General Partner

By: GGC Opportunity Fund Management, GP, Ltd.
Its: General Partner

By:	/s/ David C. Dominik

Name:	David C. Dominik
Title:	Director

GGCOF IRA CO-INVEST, L.P.

By: GGCOF Co-Invest Management, L.P.
Its: General Partner

By: GGC Opportunity Fund Management, L.P.
Its: General Partner

By: GGC Opportunity Fund Management, GP, Ltd.
Its: General Partner

By:	/s/ David C. Dominik

Name:	David C. Dominik
Title:	Director

GGCOF THIRD-PARTY CO-INVEST, L.P.

By: GGC Opportunity Fund Management, L.P.
Its: General Partner

By: GGC Opportunity Fund Management, GP, Ltd.
Its: General Partner

By:	/s/ David C. Dominik

Name:	David C. Dominik
Title:	Director